Exhibit 99.1

Gryphon Digital Mining Announces CFO Transition

LAS VEGAS, NV / Gryphon Digital Mining, Inc. (NASDAQ:GRYP) (“Gryphon” or the “Company”), a bitcoin mining company that is independently certified to be 100% renewable and pursuing a negative carbon strategy, today announced that Sim Salzman, Chief Financial Officer, will be stepping down from his position effective November 15, 2024 to spend more time with his family and pursue other interests. Gryphon Mining will initiate a search process for a successor.

Mr. Salzman’s departure is not related to any issues regarding the Company’s financial statements, internal controls, or accounting practices. He will continue in his role through the filing of the 3rd Quarter 10-Q to ensure ample time for a smooth transition and for the Company to continue to meet all upcoming filing deadlines.

“On behalf of the entire Gryphon team, I want to thank Sim for his dedication and many contributions to the Company,” said Rob Chang, CEO of Gryphon Digital Mining, Inc. “Sim has played an integral role in our success since joining Gryphon and was instrumental in taking us public. While we will miss his leadership and expertise as we embark on our next phase of growth, we respect his decision and wish him all the best in his future endeavors.”

“It has been a privilege to work alongside the talented team and Board of Directors at Gryphon Digital Mining, Inc. and I am proud of all that we have accomplished together,” said Mr. Salzman. “I remain confident in the Company’s strategy and future prospects. I am committed to ensuring a smooth transition and I am confident the Company is well-positioned for continued success.”

The Company will provide additional updates on its new Chief Financial Officer as appropriate.

About Gryphon Digital Mining

Gryphon Digital Mining, Inc. is an innovative venture in the bitcoin space dedicated to helping bring digital assets onto the clean energy grid. With a talented leadership team coming from globally recognized brands, Gryphon is assembling thought leaders to improve digital asset network infrastructure. Its Bitcoin mining operation was recently independently certified as 100% carbon-neutral and the company is also pursuing a carbon-negative strategy. More information is available on https://gryphondigitalmining.com/.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on management’s current expectations and assumptions about future events and financial results and are based on currently available information as to the outcome and timing of future events. The forward-looking statements speak only as of the date of this press release or as of the date they are made. Except as otherwise required by applicable law, Gryphon disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Gryphon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Gryphon. In addition, Gryphon cautions you that the forward-looking statements contained in this press release are subject to the risks set forth in our filings with the Securities and Exchange Commission (the “SEC”), including the section titled “Risk Factors” in the Annual Report on Form 10-K filed with the SEC by Gryphon on April 1, 2024.

INVESTOR CONTACT:

Name: James Carbonara
Company: Hayden IR
Phone: (646)-755-7412
Email: james@haydenir.com